EXHIBIT 99.1

Bay Bancorp, Inc. Announces First Quarter 2015 Results

LUTHERVILLE, Md., May 1, 2015 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. ("Bay") (Nasdaq:BYBK), the savings and loan holding company for Bay Bank, FSB ("Bank"), announced today net income of $0.34 million or $0.03 per basic and diluted share for the quarter ended March 31, 2015, compared to net income of $0.08 million or $0.01 per basic and diluted share for the quarter ended March 31, 2014.

According to Joseph J. Thomas, Chairman, President and CEO, "Our management team remains committed to executing a differentiated business strategy articulated as the bank built by entrepreneurs for entrepreneurs in the Baltimore/Washington corridor, and executed by having lead relationships with businesses, real estate owners and professionals via an optimal network of sales offices and technology solutions to provide loans, deposits, e-services, mortgage banking and financial advisory services." "For the quarter ended March 31, 2015, we continued to progress toward our goal of improved profitability resulting in expanded market capitalization. Our goal is to achieve the improvement through capital utilization with a keen eye on expense efficiency. While seeking growth, we preserved a very high quality balance sheet by reporting a 16.2% tier one risk-based capital to asset ratio, a 46.3% Adversely Classified Asset ratio and a 202.7% Commercial Real Estate loans to Capital ratio," Thomas continued.

Highlights from the First Three Months of 2015

The Bank's relationship management activities resulted in the growth of new loans in the Bank's originated portfolio by a 32.8% annualized pace in the first quarter of 2015. Deposit growth, and particularly noninterest-bearing deposit growth, was strong during the first quarter of 2015, as the Bank recorded annualized growth of over 16%. Bay has a very strong capital position and capacity for future growth with total regulatory capital to risk weighted assets of 16.6% as of March 31, 2015. The Bank has a proven record of success in acquisitions and acquired problem asset resolutions and, at March 31, 2015, had $13.4 million in remaining net purchase discounts on the acquired loan portfolios.

Specific highlights are listed below:

  The return on average assets for the three months ended March 31, 2015 was 0.29%, as compared to 1.09% for the three months ended December 31, 2014 and 0.08% for the same period of 2014. The return on average equity for the three-months ended March 31, 2015 was 2.08% compared to 7.87% for the three-months ended December 31, 2014 and 0.61%, for the first quarter of 2014.
  Total assets were $487 million at March 31, 2015 compared to $480 million at December 31, 2014 and increased by $57 million from $430 million at March 31, 2014.
  Total loans were $392 million at March 31, 2015, a decrease of 0.4% from $393 million at December 31, 2014 and an increase of 26% from $312 million at March 31, 2014.
  Total deposits were $404 million at March 31, 2015, an increase of 4% from $388 million at December 31, 2014 and an increase of 9% from $372 million at March 31, 2014. Non-interest bearing deposits were $101 million, an increase of 10% from $92 million at December 31, 2014.
  Net interest income for the three-months ended March 31, 2015 totaled $5.3 million compared to $5.2 million for the same period of 2014. Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments. Earning asset leverage was the primary driver in year-over-year results, as average earning loans and investments increased to $428 million for the quarter ended March 31, 2015, compared to $354 million for the same period of 2014.
  Net interest margin for the three-months ended March 31, 2015 was 4.73%, compared to 5.40% for the same period of 2014. The margin for the first quarter of 2015 reflects the variable pace of discount accretion recognition within interest income and the impact of fair value amortization on the interest expense of acquired deposits. For the quarter ended March 31, 2015, the earning asset portfolio yield was influenced by a $.42 million decline in net discount accretion of purchased loan discounts recognized in interest income and a $.35 million decrease in the fair value amortization on deposits when compared to the same period of 2014. The margin declined by 67 basis points during the quarter compared to a year earlier, nearly all related to loan and deposit accretion fluctuations.
  Nonperforming assets increased to $15.61 million at March 31, 2015, from $14.34 million at December 31, 2014. The first quarter of 2015 increase resulted from the Bank's delayed resolution of several acquired nonperforming loans from previous acquisitions.
  The provision for loan losses for the three-months ended March 31, 2015 was $275,000, compared to $219,000 for the same period of 2014. The increase for the 2015 period was primarily the result of an increase in loan originations. As a result, the allowance for loan losses was $1.35 million at March 31, 2015, representing 0.35% of total loans, compared to $1.29 million, or 0.33% of total loans, at December 31, 2014. Management expects both the allowance for loan losses and the related provision for loan losses to increase in the future due to the gradual accretion of the discount on the acquired loan portfolios and an increase in new loan originations.

Balance Sheet Review

Total assets were $487 million at March 31, 2015, an increase of $7 million, or 1.48%, when compared to December 31, 2014. Loans held for sale increased by $5.3 million or 73% during the quarter and were offset by a $1.5 million or 0.39% decline in loans held for investment and a $2.5 million or 6.96% decline in investments available for sale.

Total deposits were $404 million at March 31, 2015, an increase of $16 million, or 4.25%, when compared to December 31, 2014. The increase was primarily assisted by a $9.5 million or 10.38% increase in non-interest bearing accounts. The increase in deposits resulted in a $10 million decrease in short-term borrowings over the quarter.

Stockholders' equity decreased to $65.7 million at March 31, 2015 from $66.6 million at December 31, 2014 and increased from $54.9 million at March 31, 2014. The decrease over the first quarter of 2015 related to an increase in the Bay Bank retirement income plan liability due to changes in actuarial assumptions, offset by related deferred taxes. The book value of Bay's common stock was $5.96 per share at March 31, 2015, compared to $6.05 per share at December 31, 2014.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and real estate acquired through foreclosure, increased slightly to $15.61 million at March 31, 2015 from $14.34 million at December 31, 2014. The increase related to a $.8 million reclassification of troubled debt restructurings to impaired loans offset by a decrease in nonaccrual loans. Nonperforming assets represented 3.22% of total assets at March 31, 2015, which was slightly elevated from the 2.99% recorded at December 31, 2014.

At March 31, 2015, the Bank remained above all "well-capitalized" regulatory requirement levels. The Bank's tier 1 risk-based capital ratio was 16.22% at March 31, 2015 as compared to 16.31% at December 31, 2014 and 15.23% at March 31, 2014. Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the investment portfolio.

Review of Financial Results

Net income for the three-months ended March 31, 2015 was $0.34 million compared to net income of $0.08 million for the same period of 2014. Individual categories reflect variability between years.

Net interest income increased by $0.2 million for the quarter ended March 31, 2015 when compared to the same period of 2014. The increase was supported by a $69 million growth in average interest-earning assets largely due to the Slavie Bank Acquisition ("the Slavie Acquisition") in May 30, 2014, offset by a $.42 million decline in net discount accretion of purchased loan discounts recognized in interest income and a $.35 million decrease in the fair value amortization on deposits. Excluding the impact of the fair value accounting, net interest income increased by $.93 million from the quarter ended March 31, 2014. The net interest margin for the first quarter of 2015 decreased to 4.73% from 5.40% for the first quarter of 2014 due to the decline in discount accretion on loans and deposits. As of March 31, 2015, the remaining net loan discounts on the Bank's loan portfolio, including loans acquired in "the Slavie Acquisition," totaled $13.4 million.

Noninterest income for the three-months ended March 31, 2015 was $1.2 million compared to $1.3 million for the same quarter of 2014. This decrease was primarily the result of $.06 million decrease in electronic banking fees and a $.09 million decrease in other income partially offset by a $.08 million increase in mortgage banking fees and gains. Expectations are for increased mortgage fees and gains to expand in 2015.

Noninterest expense reduction is a key focus for 2015 net income improvement. For the three-months ended March 31, 2015 noninterest expense was $5.7 million compared to $6.3 million for the first quarter of 2014. The primary contributors to the decrease when compared to the first quarter of 2014 decreases of $.45 million in salary and employee benefits, $.14 million in foreclosed property expenses and a decrease of $.11 million in Merger-related expenses.

In the fourth quarter of 2014, Bay filed amended 2011 and 2012 Federal and Maryland tax returns for the former Carrollton Bancorp, resulting in the accrual of $.6 million in tax refunds. Combined with a reversal of a deferred tax valuation allowance, the Bank recognized $1.2 million in favorable tax benefits in the fourth quarter of 2014.

Bay Bancorp, Inc. Information

Bay Bancorp, Inc. is a financial holding company and a savings and loan holding company headquartered in Lutherville, Maryland. Through Bay Bank, FSB, its federal savings bank subsidiary, Bay Bancorp, Inc. serves the community with a network of 10 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore, Anne Arundel, Howard, Carroll, and Harford. The Bank serves local consumers, small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking. The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit. The Bank's subsidiary, Bay Financial Services, Inc., provides investment advisory and brokerage services. Additional information is available at www.baybankmd.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Bay Bancorp, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

Bay Bancorp, Inc.
Consolidated Balance Sheets

	March 31,		March 31,
	2015	December 31,	2014	December 31,
	(unaudited)	2014	(unaudited)	2013

ASSETS
Cash and due from banks	$ 6,335,049	$ 7,062,943	$ 7,706,885	$ 7,126,720
Interest bearing deposits with banks and federal funds sold	17,250,151	9,794,382	43,371,284	16,146,340
Total Cash and Cash Equivalents	23,585,200	16,857,325	51,078,169	23,273,060

Time deposits with banks	--	34,849	--	--
Investment securities available for sale, at fair value	32,890,719	35,349,889	36,040,327	36,586,669
Investment securities held to maturity, at amortized cost	1,296,793	1,315,718	--	--
Restricted equity securities, at cost	1,291,095	1,862,995	791,195	1,009,695
Loans held for sale	12,494,787	7,233,306	4,983,638	12,836,234

Loans, net of deferred fees and costs	391,537,271	393,051,192	311,969,640	320,680,332
Less: Allowance for loan losses	(1,353,849)	(1,294,976)	(941,715)	(851,000)
Loans, net	390,183,422	391,756,216	311,027,925	319,829,332

Real estate acquired through foreclosure	1,501,135	1,480,472	1,529,334	1,290,120
Premises and equipment, net	5,398,901	5,553,957	5,771,667	5,998,532
Bank owned life insurance	5,516,549	5,485,377	5,388,898	5,356,575
Core deposit intangible	3,223,737	3,478,282	3,719,384	3,993,679
Deferred tax assets, net	4,117,563	3,214,100	5,364,441	6,564,121
Accrued interest receivable	1,300,297	1,306,111	1,045,383	1,186,748
Accrued taxes receivable	2,819,468	3,122,885	539,781	--
Defined benefit pension asset	--	680,668	--	--
Other assets	1,410,994	1,210,835	2,312,855	1,164,538
Total Assets	$ 487,030,660	$ 479,942,985	$ 429,592,997	$ 419,089,303

LIABILITIES
Noninterest-bearing deposits	$ 101,629,926	$ 91,676,534	$ 95,090,887	$ 90,077,139
Interest-bearing deposits	302,674,673	296,153,598	276,846,536	270,916,332
Total Deposits	404,304,599	387,830,132	371,937,423	360,993,471

Short-term borrowings	12,150,000	22,150,000	--	--
Defined benefit pension liability	1,731,102	--	131	42,492
Accrued expenses and other liabilities	3,194,319	3,319,567	2,707,149	3,499,072
Total Liabilities	421,380,020	413,299,699	374,644,703	364,535,035

STOCKHOLDERS' EQUITY

Common stock - par value $1.00, authorized 20,000,000 shares, issued and outstanding 11,014,517, 11,014,517, 9,379,753 and 9,379,753 shares as of March 31, 2015, December 31, 2014, March 31, 2014 and December 31, 2013, respectively.	11,014,517	11,014,517	9,379,753	9,379,753
Additional paid-in capital	43,372,280	43,228,950	36,497,449	36,357,001
Retained earnings	11,079,558	10,736,305	7,785,332	7,703,597
Accumulated other comprehensive income	184,285	1,663,514	1,285,760	1,113,917
Total Stockholders' Equity	65,650,640	66,643,286	54,948,294	54,554,268
Total Liabilities and Stockholders' Equity	$ 487,030,660	$ 479,942,985	$ 429,592,997	$ 419,089,303

Bay Bancorp, Inc.
Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Interest income:
Interest and fees on loans	$ 5,507,767	$ 5,140,386
Interest on loans held for sale	61,511	85,801
Interest and dividends on securities	257,436	247,349
Interest on deposits with banks and federal funds sold	10,612	13,368
Total Interest Income	5,837,326	5,486,904

Interest expense:
Interest on deposits	484,401	309,059
Interest on short-term borrowings	13,776	--
Total Interest Expense	498,177	309,059
Net Interest Income	5,339,149	5,177,845

Provision for loan losses	275,109	219,165
Net interest income after provision for loan losses	5,064,040	4,958,680

Noninterest income:
Electronic banking fees	576,190	639,994
Mortgage banking fees and gains	393,642	312,675
(Loss) gain on sale of real estate acquired through foreclosure	(628)	1,829
Service charges on deposit accounts	79,017	92,513
Gain on securities sold	77,490	--
Other income	111,509	206,361
Total Noninterest Income	1,237,220	1,253,372

Noninterest Expenses:
Salary and employee benefits	2,919,119	3,365,432
Occupancy expenses	719,832	749,279
Furniture and equipment expenses	275,401	312,129
Legal, accounting and other professional fees	368,028	394,120
Data processing and item processing services	342,673	275,150
FDIC insurance costs	106,311	67,709
Advertising and marketing related expenses	28,749	39,405
Foreclosed property expenses	60,363	199,363
Loan collection costs	87,510	47,179
Core deposit intangible amortization	254,546	274,295
Merger and acquisition related expenses	--	111,323
Other expenses	537,352	504,289
Total Noninterest Expenses	5,699,884	6,339,673
Income (loss) before income taxes	601,376	(127,621)
Income tax (benefit) expense	258,123	(209,356)
Net income	$ 343,253	$ 81,735

Basic net (loss) income per common share	$ 0.03	$ 0.01

Diluted net (loss) income per common share	$ 0.03	$ 0.01

Bay Bancorp, Inc.
Consolidated Statements of Stockholders' Equity
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (loss)	Total

Balance December 31, 2013	$ 9,379,753	$ 36,357,001	$ 7,703,597	$ 1,113,917	$ 54,554,268

Net income	--	--	81,735	--	81,735
Other comprehensive income			--	171,843	171,843
Stock-based compensation	--	140,448	--	--	140,448
Balance March 31, 2014	$ 9,379,753	$ 36,497,449	$ 7,785,332	$ 1,285,760	$ 54,948,294

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (loss)	Total

Balance December 31, 2014	$ 11,014,517	$ 43,228,950	$ 10,736,305	$ 1,663,514	$ 66,643,286

Net income	--	--	343,253	--	343,253
Other comprehensive income			--	(1,479,229)	(1,479,229)
Stock-based compensation	--	143,330	--	--	143,330
Balance March 31, 2015	$ 11,014,517	$ 43,372,280	$ 11,079,558	$ 184,285	$ 65,650,640

Bay Bank, FSB
Capital Ratios
(Unaudited)
To Be Well
Capitalized Under
			To Be Considered		Prompt Corrective
	Actual		Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2015:
Total Risk-Based Capital Ratio	$ 64,172	16.57%	$ 30,982	8.00%	$ 38,728	10.00%
Tier I Risk-Based Capital Ratio	$ 62,818	16.22%	$ 15,491	4.00%	$ 23,237	6.00%
Leverage Ratio	$ 62,818	13.01%	$ 19,314	4.00%	$ 24,142	5.00%
As of December 31, 2014:
Total Risk-Based Capital Ratio	$ 62,743	16.66%	$ 30,129	8.00%	$ 37,661	10.00%
Tier I Risk-Based Capital Ratio	$ 61,448	16.31%	$ 15,070	4.00%	$ 22,605	6.00%
Leverage Ratio	$ 61,448	12.94%	$ 18,995	4.00%	$ 23,743	5.00%
As of September 30, 2014:
Total Risk-Based Capital Ratio	$ 60,376	16.14%	$ 29,922	8.00%	$ 37,402	10.00%
Tier I Risk-Based Capital Ratio	$ 59,247	15.84%	$ 14,961	4.00%	$ 22,441	6.00%
Leverage Ratio	$ 59,247	12.51%	$ 18,943	4.00%	$ 23,679	5.00%
As of June 30, 2014:
Total Risk-Based Capital Ratio	$ 60,205	15.99%	$ 30,122	8.00%	$ 37,653	10.00%
Tier I Risk-Based Capital Ratio	$ 59,105	15.70%	$ 15,061	4.00%	$ 22,592	6.00%
Leverage Ratio	$ 59,105	12.27%	$ 19,263	4.00%	$ 24,079	5.00%
As of March 31, 2014:
Total Risk-Based Capital Ratio	$ 49,354	15.53%	$ 25,423	8.00%	$ 31,778	10.00%
Tier I Risk-Based Capital Ratio	$ 48,412	15.23%	$ 12,711	4.00%	$ 19,067	6.00%
Leverage Ratio	$ 48,412	11.44%	$ 16,927	4.00%	$ 21,159	5.00%
As of December 31, 2013:
Total Risk-Based Capital Ratio	$ 47,815	14.68%	$ 26,079	8.00%	$ 32,562	10.00%
Tier I Risk-Based Capital Ratio	$ 46,964	14.42%	$ 13,025	4.00%	$ 19,537	6.00%
Leverage Ratio	$ 46,964	11.41%	$ 16,461	4.00%	$ 20,577	5.00%

Bay Bancorp, Inc.
Selected Financial Data
(Unaudited)
	Three Months Ended			Twelve Months Ended
	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2014	December 31, 2013
Financial Data:
Assets	$ 487,030,660	$429,592,997	$479,942,985	$479,942,985	$419,089,303
Investment securities	34,187,512	36,040,327	36,665,607	36,665,607	36,586,669
Loans (net of deferred fees and costs)	391,537,271	311,969,640	393,051,192	393,051,192	320,680,332
Allowance for loan losses	1,353,849	941,715	1,294,976	1,294,976	851,000
Deposits	404,304,599	371,937,423	387,830,132	387,830,132	360,933,471
Borrowings	12,150,000	--	22,150,000	22,150,000	--
Stockholders' equity	65,650,640	54,948,294	66,643,286	66,643,286	54,554,268

Net income (loss)	343,253	81,735	1,310,327	3,032,708	3,241,134

Average Balances:
Assets	485,027,802	417,018,727	476,700,436	459,782,360	358,397,210
Investment securities	35,318,852	36,434,000	35,827,735	36,561,271	24,427,877
Loans (net of deferred fees and costs)	392,780,700	317,227,783	392,275,709	364,511,290	259,698,504
Borrowings	16,155,556	--	18,500,000	9,269,231	92,328
Deposits	399,249,747	359,929,587	391,419,769	385,700,292	306,040,717
Stockholders' equity	66,785,682	54,751,281	66,079,174	61,530,969	48,537,003

Performance Ratios:
Return on average assets	0.29%	0.08%	1.09%	0.66%	0.90%
Return on average equity	2.08%	0.61%	7.87%	4.93%	6.68%

Yield on average interest-earning assets	5.17%	5.72%	5.90%	5.60%	5.71%

Rate on average interest-bearing liabilities	0.63%	0.46%	0.43%	0.42%	0.55%
Net interest spread	4.54%	5.26%	5.47%	5.18%	5.16%
Net interest margin	4.73%	5.40%	5.59%	5.31%	5.33%

Book value per share	$ 5.96	$ 4.99	$ 6.05	$ 6.05	$ 5.83
Basic net income per share	0.03	0.01	0.12	0.29	0.39
Diluted net income per share	0.03	0.01	0.12	0.29	0.39

	March 31, 2015	March 31, 2014	December 31, 2014
Asset Quality Ratios:
Allowance for loan losses to loans	0.35%	0.30%	0.33%
Nonperforming loans to total loans	3.59%	3.34%	3.27%
Nonperforming assets to total assets	3.22%	2.69%	2.99%
Net charge-offs annualized to avg. loans	0.06%	0.17%	0.06%

Capital Ratios (Bay Bank, FSB):
Total risk-based capital ratio	16.57%	15.53%	16.66%
Tier 1 risk-based capital ratio	16.22%	15.23%	16.31%
Leverage ratio	13.01%	11.44%	12.94%
CONTACT: For investor inquiries contact:

         Joseph J. Thomas, Chairman, President and CEO
         410-536-7336
         jthomas@baybankmd.com
         7151 Columbia Gateway Drive,
         Suite A
         Columbia, MD 21046

         For further information contact:

         Larry D. Pickett, Chief Financial Officer
         lpickett@baybankmd.com
         410-427-3726